UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2009

REMEDENT, INC.

(Exact name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-15975 (Commission File Number)	86-0837251 (IRS Employer Identification No.)

Xavier de Cocklaan 42, 9831, Deurle, Belgium (Address of Principal Executive Offices)	N/A (Zip Code)

011-329-321-7080

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

                      On August 11, 2009, Remedent, Inc., a Nevada corporation (“Remedent, Inc.” or the “Registrant”), and its wholly-owned subsidiary, Remedent N.V., a corporation formed under the laws of Belgium (“Remedent N.V.”) (Remedent, Inc. and Remedent NV collectively referred to herein as the “Company”), entered into Amendment No. 1 to Amended and Restated Distribution, License and Manufacturing Agreement (“Amendment”) with Den-Mat Holdings, LLC, a Delaware limited liability company (“Den-Mat”), pursuant to which certain provisions of a certain Amended and Restated Distribution, License and Manufacturing Agreement previously entered into by the Company and Den-Mat on June 3, 2009 (the “Distribution Agreement”) were amended. The Distribution Agreement was described in the Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 9, 2009, and was filed as Exhibit 10.35 to the Form 10-K filed with the SEC on June 29, 2009.

                      Under the terms of the Distribution Agreement, Den-Mat was appointed to be the sole and exclusive distributor to market, license and sell certain products relating to the Company’s GlamSmile tray technology, including, but not limited to, its GlamSmile veneer products and other related veneer products, throughout the Territory (as defined in the Distribution Agreement). Among other things, the Amendment expands the Company’s products covered under the Distribution Agreement to include the Company’s new Prego System Technology (“Prego System”), also commonly known as “Glamstrip”. Under the Amendment, the $250,000 payment which was originally due upon the expiration of the first Contract Period (as defined in the Distribution Agreement) is now due on the earlier occurrence of (i) sixty days from August 11, 2009 or (ii) the performance of the Company’s live patient clinical demonstration of the Prego System to be performed at Den-Mat’s reasonable satisfaction.

                      The Amendment also provides for (a) the royalty rate for products manufactured and sold by Den-Mat using the Prego System after the Guaranty Period (as defined in the Distribution Agreement), (b) Den-Mat’s right to elect to manufacture or purchase from a third party manufacturer any or all portion of the minimum purchase requirements under the Distribution Agreement provided however, that if Den-Mat fails to purchase the minimum number of Units/Teeth as required during any month, Den-Mat may cure such default by paying the Company a certain royalty on the difference between the minimum purchase requirement and the amount actual purchased by Den-Mat during such month, with such royalties accruing and being due and payable upon the earlier occurrence of either (1) one hundred twenty days from August 11, 2009 or (2) the successful performance of the Company’s live patient demonstration of the First Fit Technology licensed to Den-Mat pursuant to the First Fit-Crown Distribution and License Agreement, to be performed at Den-Mat’s reasonable satisfaction; and all shortfall payments thereafter being due and payable within 15 days after the end of the month in which shortfall occurred, and (c) Den-Mat’s option to purchase a certain number of Prego Systems in lieu of Trays during each of the first three Contract Periods pursuant to the terms, including price and conditions, set forth in the Amendment so long as such option is exercised during the period commencing on August 11, 2009 and ending on the later of either 91 days or 31 days after the Company demonstrates to Den-Mat that it has the capacity to produce a certain number of Prego System per Contract Period. Furthermore under the Amendment, if Den-Mat fails to purchase the required minimum Trays during any Contract Period, such failure may be cured by payment equal to the difference between the aggregate purchase price that would have been paid had Den-Mat purchased the required minimum and the aggregate purchase price actually paid for such Contract Year within 30 days after the end of such Contract Period. With the exception of the provisions amended by the Amendment, the Distribution Agreement remains in full force and effect.

          In addition to the material relationship described herein, Den-Mat and the Company are parties to the First Fit-Crown Distribution and License Agreement dated June 3, 2009.

The foregoing description of Amendment No. 1 to the Amended and Restated Distribution, License and Manufacturing Agreement is not complete and is qualified in its entirety by reference to the agreement, a copy of which is filed hereto as Exhibit 10.1. As the Registrant has applied for confidential treatment from the SEC with respect to certain commercially sensitive pricing terms contained in the Amendment, such terms have been redacted from Exhibit 10.1 and have been replaced by the symbol

“[ *** ].”

Item 7.01	Regulation FD Disclosure.

                      On August 14, 2009, the Registrant issued a press release announcing the introduction of Glamstrip. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

                      The information, including Exhibit 99.1 furnished in this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the SEC shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
10.1	Amendment No. 1 to Amended and Restated Distribution, License and Manufacturing Agreement dated August 11, 2009(CT)
99.1	Press Release dated August 14, 2009 announcing the introduction of Glamstrip

(CT) Application has been made to the SEC to seek confidential treatment of certain portions of Exhibit 10.1 under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omitted material for which confidential treatment has been requested has been filed separately with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEDENT, INC.,
a Nevada corporation

Dated:	August 17, 2009	By: /s/ Stephen Ross
Stephen Ross
Chief Financial Officer

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